Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated November 29, 2006 relating to the financial statements of Pacific Goldrim Resources, Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
December 20, 2006